UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

In a press release dated November 12, 2013, ARIAD Pharmaceuticals, Inc. (the “Company”) announced financial results for the third quarter and nine months ended September 30, 2013, updated financial guidance for 2013, and revised areas of strategic focus. A copy of the press release is attached hereto as Exhibit 99.1. The information under the headings “2013 Third Quarter Financial Results” and “Today’s Conference Call at 8:30 a.m. ET” and the condensed consolidated financial information included in the press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

ITEM 2.05	Costs Associated With Exit or Disposal Activities.

In a press release dated November 7, 2013, the Company announced that it is reducing its United States workforce by approximately 160 positions, or 40 percent of the workforce, following its decision to temporarily suspend the marketing and commercial distribution of Iclusig® (ponatinib) in the United States. The reduction includes positions in all major departments. This reduction in force is part of a broad program taken by the Company to significantly reduce its corporate operating expenses and extend its cash position.

The Company committed to this course of action on November 7, 2013. The Company expects the workforce reduction to be completed during the fourth quarter of 2013. The Company expects to record a restructuring charge of approximately $4.5 million to $5.5 million in the fourth quarter of 2013 related to termination benefits and other related charges. These amounts will be paid out in cash through 2014.

No reductions in staff positions in Europe were made as part of the reduction in force. Following the workforce reduction, the Company expects to have approximately 295 employees in the United States and Europe.

A copy of the press release is attached hereto as Exhibit 99.2 and the information contained therein, including in the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 2.05 of this Current Report on Form 8-K.

ITEM 7.01	Regulation FD Disclosure.

In the press release dated November 12, 2013, the Company also provided information regarding updated financial guidance as well as upcoming medical meetings. The information set forth under the headings “Updated Financial Guidance” and “Upcoming Medical Meetings” in the press release are incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

ITEM 8.01	Other Events.

In the press release dated November 12, 2013, the Company also provided an update on its areas of strategic focus.  The first and second paragraphs of the press release and the information set forth under the heading “Strategic Areas of Focus,” together with the forward-looking statement disclaimer at the end of the press release, are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
99.1	Press release dated November 12, 2013.
99.2	Press release dated November 7, 2013.

The press releases contain hypertext links to information on our websites.  The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The portions of the press releases incorporated by reference into Item 2.05 and Item 8.01 of this Current Report on Form 8-K are being filed pursuant to such items. The remaining portions of the press release dated November 12, 2013 are being furnished pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	November 12, 2013